INDUCEMENT AGREEMENT
                              --------------------

     INDUCEMENT AGREEMENT, dated February 14, 1996, by and between Horace J. DePodwin, solely in his capacity as trustee (the "Trustee") under the Trust Agreement, dated as of November 9, 1992 (the "Trust Agreement"), by and among Lehigh Savings Bank, S.L.A., a New Jersey chartered capital stock savings and loan association (the "Association"), David Margolis (the "Shareholder"), Mildred Margolis and the Office of Thrift Supervision ("OTS") and Center Bancorp, Inc., a New Jersey corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the Trustee is the trustee under the Trust Agreement; and

     WHEREAS, pursuant to the Trust Agreement, the Trustee is holding in trust for the benefit of the Shareholder 392,489 shares (together with all other shares of capital stock of the Association, if any, which the Trustee may hold pursuant to the Trust Agreement as a result of any stock split, stock dividend, reclassification, recapitalization or otherwise of the capital stock of the Association, the "Trust Shares") of the Common Stock, par value $10 per share (the "Common Stock"), of the Association; and

     WHEREAS, the Association and the Company have negotiated the terms and conditions of a proposed Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, a subsidiary of the Company will merge with and into the Association and the shareholders of the Association, including the Trustee on behalf of the Shareholder, will receive the Per Share Consideration specified in the Merger Agreement for each outstanding share of Common Stock (except in certain circumstances); and

     WHEREAS, as a condition to entering into the Merger Agreement and performing its obligations thereunder, the Company has required that the Trustee make certain representations and warranties and agree to certain terms and conditions as set forth herein; and

     WHEREAS, in order to induce the Company to enter into the Merger Agreement and perform its obligations thereunder, the Trustee has agreed to make the representations and warranties and to agree to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                      VOTING OF TRUST SHARES; NO TRANSFERS

     Section 1.1. VOTING OF TRUST SHARES. The Trustee hereby irrevocably agrees to vote the Trust Shares in favor of the Merger, subject only to Section 1.3 hereof. In furtherance of the foregoing and not in limitation thereof, if deemed reasonably necessary by either the Association or the Company, the Trustee shall
(i) cause the Trust Shares to be present in person or by proxy at any meeting of the shareholders of the Association (including any adjournments or postponements thereof) called to consider and vote upon the Merger and the transactions contemplated by the Merger Agreement and shall vote the Trust Shares or cause the Trust Shares to be voted in favor thereof at such meeting or (ii) execute one or more written consents approving the Merger and the other transactions contemplated by the Merger Agreement.

     Section 1.2. PROHIBITION ON TRANSFERS; RESTRICTIVE LEGEND. (a) Subject to
Section 1.3, without the prior written consent of the Company, during the term of this Agreement the Trustee shall not transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law (other than by way of a merger or consolidation of the Association), grant a proxy with respect to or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily (each, a "Transfer"), any of the Trust Shares and shall not vote the Trust Shares on any matter in a manner that is inconsistent with the purposes of this Agreement.

     (b) The Trustee shall cause the Association not to reflect on its books any Transfer of Trust Shares to any person except in accordance with this Agreement. Promptly following the execution and delivery of this Agreement, the Trustee shall exchange the certificates representing the Trust Shares for certificates of like tenor which shall be stamped or endorsed with a legend in substantially the following form:

TRANSFERS AND VOTING IN RESPECT OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT DATED FEBRUARY 14, 1996 BY AND BETWEEN CENTER BANCORP, INC. AND HORACE J. DEPODWIN, AS TRUSTEE,, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ASSOCIATION AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE ASSOCIATION.

     Section 1.3. OTS APPROVAL. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Article I hereof shall be of no further force and effect in the event that the OTS does not approve the Merger and the other transactions contemplated by the Merger Agreement (including this Agreement).

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

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

     The Trustee hereby represents and warrants to the Company as follows:

     Section 2.1. CAPACITY; AUTHORIZATION. The Trustee is the trustee under the Trust Agreement and as such has the authority and the capacity to execute and deliver this Agreement and to perform his obligations hereunder. The Trustee is under no impairment or other disability, legal, physical, mental or otherwise, whether or not arising out of the Trust Agreement, that would preclude or limit the ability of the Trustee to perform his obligations hereunder. The Trustee has full power and authority under the Trust Agreement to execute and deliver this Agreement and to perform his obligations hereunder, all of which have been duly authorized by all requisite action. The Trustee has the power and authority to bind the Shareholder to the terms hereof by his execution and delivery of this Agreement. This Agreement as been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

     Section 2.2. NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by the Trustee nor the performance by the Trustee of his obligations hereunder will (i) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any governmental authority, in each case to which the Trustee is a party or by which he or the Trust Shares are bound or to which the Trust Shares are subject, or (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on the Trust Shares.

     Section 2.3. NO CONSENTS. Other than the receipt of nonapproval of the OTS pursuant to the Trust Agreement, no notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Trustee.

     Section 2.4. TRUST AGREEMENT; STATUS OF TRUSTEE. A true and complete copy of the Trust Agreement, and any amendments, supplements and modifications thereto, is attached hereto as Exhibit A. The Trust Agreement (as so amended, modified or supplemented) remains in full force and effect. No breach or default or event which, with the giving of notice, the lapse of time, or both would constitute a breach or default under the Trust Agreement has occurred and is continuing. Neither the Trustee nor, to the Trustee's best knowledge, the Shareholder has taken any actions for the purpose or with the intent of (i) further amending, modifying or supplementing the Trust Agreement, (ii) Transferring the Trust Shares (except as contemplated by this Agreement and the Merger Agreement), (iii) causing the Trustee to resign as trustee under the

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

Trust Agreement, or (iv) removing or seeking the removal of the Trustee as trustee under the Trust Agreement, and no such action is, to the Trustee's best knowledge, contemplated.

     Section 2.5. OWNERSHIP OF THE TRUST SHARES. The Trustee owns the Trust Shares of record for the benefit of the Shareholder, free and clear of any Encumbrances, other than Encumbrances created by the Trust Agreement. Other than the Trust Agreement, there are no voting trust arrangements, shareholder agreements or other agreements (i) granting any option, warrant or right of first refusal with respect to the Trust Shares to any person, (ii) restricting the right of the Trustee to sell the Trust Shares to the Company pursuant to the Merger Agreement, or (iii) restricting any other right of the Trustee with respect to the Trust Shares. Subject to the receipt of nonapproval of the OTS pursuant to the Trust Agreement, the Trustee has the absolute and unrestricted right, power and capacity to sell, assign and transfer the Trust Shares to the Company pursuant to the terms of the Merger Agreement, free and clear of any Encumbrances. Upon delivery to the Company of the Certificates representing the Trust Shares at Closing in exchange for the Per Share Consideration to be paid by the Company at the Closing, the Company will acquire good, valid and marketable title to the Trust Shares, free and clear of any Encumbrances.

     Section 2.6. BROKERS. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Trustee in connection with this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby.

     Section 2.7. FULL DISCLOSURE. No representation or warranty made by the Trustee in this Agreement or any certificate delivered, or to be delivered, by or on behalf of the Trustee pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Trustee has not disclosed to the Company in writing that the Trustee presently believes could reasonably be expected to have a material adverse effect on the ability of the Trustee to perform his obligations under this Agreement.

                                   ARTICLE III

                            Covenants of the Trustee

       Section 3.1. CERTAIN AFFIRMATIVE COVENANTS OF THE TRUSTEE. From and after the date hereof until the earlier of the termination of the Merger Agreement or the Effective Time, the Trustee shall (i) use his best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including but not limited to, obtaining consents, approvals and the receipt of nonapproval of the OTS and all other governmental entities and third parties necessary to the consummation of the transactions contemplated by this Agreement, (ii) provide the Company with true and complete copies of all correspondence and memoranda between the Trustee and the OTS, (iii) use his best efforts to include the Company or its designated representative in all conversations between the Trustee and the OTS and (iv) promptly inform the

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
Company in writing of any material breach of or change in the representations and warranties contained in Article II hereof.

     Section 3.2. CERTAIN NEGATIVE COVENANTS OF THE TRUSTEE. From and after the date hereof until the earlier of the termination of the Merger Agreement or the Effective Time, the Trustee shall not and shall use his best efforts to cause the Shareholder not to (i) enter into any contract, agreement or commitment or take any other action which, if entered into or taken prior to the date of this Agreement, would cause any representation or warranty of the Trustee to be untrue, (ii) incur, create or suffer to exist any Encumbrance on the Trust Shares, other than Encumbrances existing under the Trust Agreement as of the date hereof and Encumbrances created hereby, (iii) amend, modify or supplement the Trust Agreement or (iv) take or omit to be taken any action which could reasonably be expected to delay, hinder or make impossible or illegal the transactions contemplated by this Agreement and the Merger Agreement.

     Section 3.3. NO ACQUISITION PROPOSALS. The Trustee shall not, directly or indirectly, and shall instruct and otherwise use his best efforts to cause the Shareholder and their respective agents, advisors and other representatives not to, directly or indirectly, (i) encourage, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, the Association (such transactions are referred to herein as "Acquisition Transactions") or (ii) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Transaction. The Trustee shall promptly notify the Company orally and in writing of any proposal or offer regarding an Acquisition Transaction, any inquiries with respect thereto and any request for information relating thereto. Such written notification shall include the identify of the entity making such inquiry or Acquisition Transaction proposal or offer or request and such other information with respect thereto as is reasonably necessary to apprise the Company of the material terms of such Acquisition Transaction proposal or offer or request and all other material information relating thereto.

     Section 3.4. AFFIRMATION OF REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH TERMS. At the Closing, the Trustee will deliver to the Company a certificate certifying that the representation and warranties of the Trustee contained herein are true and correct in all respects as of the Closing and that the Trustee has duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by him under the terms of this Agreement on or prior to or at Closing.

     Section 3.5. DELIVERY OF CERTIFICATES. At the Closing, the Trustee shall deliver to the Company the Certificates representing the Trust Shares properly endorsed or otherwise in proper form for surrender, with all signatures guaranteed.

     Section 3.6. EXECUTION OF GENERAL RELEASE. Prior to or at the Closing, the Trustee shall deliver to the Company a general release, in form and substance satisfactory to the Company, executed by each of the Trustee and the Shareholder, in favor of the Association and certain related parties and containing such other terms as the Company may reasonably require.

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

     Section 3.7. FURTHER ASSURANCES. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Trustee shall, at the Company's cost, take all such action without any further consideration therefor.

                                   ARTICLE IV

                                   TERMINATION

     Section 4.1. TERMINATION. This Agreement may be terminated as follows:

     (a) by mutual consent of the parties hereto;

     (b) by the Company if the Trustee shall breach in any material respect any of his representations, warranties, covenants, obligations or agreements contained in this Agreement; and

     (c) by any party hereto in the event that the Merger Agreement is terminated prior to Closing.

     Section 4.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 4.1 hereof, all rights and obligations of the parties hereunder shall terminate and no party shall have any liability to any other party, except for obligations of the parties hereto in Sections 4.3 and 5.2, which shall survive the termination of this Agreement, and except nothing herein will relieve any party from liability for any breach of any representation, warranty, covenant, obligation or agreement contained herein prior to such termination.

     Section 4.3. LIMITATION OF LIABILITY; EQUITABLE REMEDIES. The Company acknowledges that the Trustee has entered into this Agreement as trustee under the Trust Agreement and not in his personal capacity. Accordingly, the Trustee shall not be personally liable to the Company, or any of its affiliates for any costs, damages, losses, liabilities or obligations (collectively, "Damages") suffered by any of them as a result of a breach or violation by the Trustee of the terms hereof, unless caused by the gross negligence or willful misconduct of the Trustee. The Trustee acknowledges that any breach by the Trustee of the terms hereof would result in immediate and irreparable harm to the Company for which an adequate remedy would not be available at law. Accordingly, in the event of any breach, or threatened breach, of the provisions of this Agreement, the Company shall be entitled to an order of specific performance or other injunctive relief in addition to any other rights and remedies to which the Company may be entitled, whether at law or in equity, and the Trustee hereby consents to the entry of an order providing such relief. The Company shall not be required to post any bond or other security in connection with any such action for specific performance or other injunctive relief. The provisions of this Section 4.3 shall survive the expiration or termination of this Agreement.

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

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to the Trustee:          c/o Economic Studies, Inc.
                            One Gateway Center
                            Suite 420
                            Newark, New Jersey 07102-4082
                            Telephone:  (201) 621-0180
                            Facsimile:  (201) 621-0182

With a copy to:             Pitney, Hardin, Kipp & Szuch
                            200 Campus Drive
                            Florham Park, New Jersey 07932-0950
                            Telephone:  (201) 966-6300
                            Facsimile:  (201) 966-1550
                            Attention:  Joseph Lunin, Esq.

If to the Company:          2455 Morris Avenue
                            Union, New Jersey 07083
                            Telephone:  (908) 688-9500
                            Facsimile:  (908) 688-3043
                            Attention:  Jack Davis

With a copy to:             Lowenstein, Sandler, Kohl,
                              Fisher & Boylan
                            65 Livingston Avenue
                            Roseland, New Jersey  07068
                            Telephone:  (201) 992-8700
                            Facsimile:  (201) 992-5820
                            Attention:  Peter H. Ehrenberg, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

     Section 5.2. EXPENSES. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay his own expenses incident to this Agreement and the transactions contemplated herein.

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

     Section 5.3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the United States and, to the extent not inconsistent therewith, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

     Section 5.4. ASSIGNMENT; SUCCESSORS AND ASSIGNS; NO THIRD PARTY RIGHTS. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void; provided, however, that the provisions of this sentence shall not prohibit the appointment of a successor trustee under the Trust Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives (including, but not limited to, any successor trustee under the Trust Agreement). This Agreement shall be for the sole benefit of the parties to this Agreement and their respective heirs, successors, assigns and legal representatives and is not intended, nor shall be construed, to give any person, other than the parties hereto and their respective heirs, successors, assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

     Section 5.5. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

     Section 5.6. TITLES AND HEADINGS. The titles and headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 5.7. ENTIRE AGREEMENT. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

     Section 5.8. AMENDMENT AND MODIFICATION. This Agreement may only be amended or modified in writing signed by the party against whom enforcement of such amendment or modification is sought.

     Section 5.9. WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

     Section 5.10. SEVERABILITY. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to his fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

     Section 5.11. NO STRICT CONSTRUCTION. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

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

     Section 5.12. CAPITALIZED TERMS. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein.

                  [Remainder of page intentionally left blank]

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


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.






                                    -------------------------------
                                    Horace J. DePodwin, as Trustee



                                    CENTER BANCORP, INC.

                                    By: ---------------------------
                                    Name:
                                    Title:


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